Exhibit 99.1

Prudential Financial to sell $31B PALAC block of legacy variable annuities to Fortitude Re

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De-risking transaction for 17% of Prudential’s annuity block advances transformation strategy by reducing exposure to traditional variable annuities with guaranteed living benefits and capital markets sensitivity

•	Affirms Prudential’s commitment to the individual retirement market and organic growth of protected outcome solutions, including FlexGuard

•	Underscores Fortitude Re’s leadership in providing comprehensive solutions for a broad array of long-dated insurance liabilities

NEWARK and JERSEY CITY, N.J., Sept. 15, 2021 — Prudential Financial, Inc. (“Prudential”) (NYSE: PRU) and Fortitude Group Holdings, LLC, the parent company of Bermuda’s largest multi-line reinsurer (“Fortitude Re”), today announced that they have entered into a definitive agreement under which Prudential will sell a portion of its in-force legacy variable annuity block to Fortitude Re for a total transaction value of $2.2 billion.1

Under the terms of the agreement, Prudential will sell one of its stand-alone legal entity subsidiaries, Prudential Annuities Life Assurance Corporation (PALAC), including PALAC’s in-force annuity contracts, to Fortitude Re, for an all-cash purchase price of $1.5 billion, subject to certain adjustments at closing, plus a capital release to Prudential and an expected tax benefit.

The PALAC block primarily consists of non-New York traditional variable annuities with guaranteed living benefits that were issued prior to 2011, which constitute approximately $31 billion or 17% of Prudential’s total in-force individual annuity account values as of June 30, 2021. PALAC complements Fortitude Re’s market-leading capabilities in designing tailored solutions for leading insurers that enhance capital efficiency and address strategic priorities.

Prudential will continue to service and administer all contracts in the PALAC block following the transaction to ensure a consistent experience for customers. Prudential does not expect there to be any direct impact to employee head count as a result of the transaction.

“We are pleased to have reached an agreement with Fortitude Re, which represents another significant milestone in Prudential’s journey to becoming a higher growth, less market sensitive, more nimble company,” said Prudential Chairman and CEO Charles Lowrey. “This transaction underscores how a partnership with the right expertise and financial strength can benefit our customers and investors, while also unlocking new opportunities for our businesses.”

“This transaction is an important step forward for Fortitude Re and demonstrates our expertise in delivering comprehensive and value enhancing solutions for our clients,” said Fortitude Re Chief Executive Officer James Bracken. “Our strong, diversified balance sheet, proven risk management capabilities, and access to Carlyle’s asset origination franchise are key differentiators that enable us to responsibly manage complex, long-dated insurance liabilities. I am excited about the partnership with Prudential and the strategic opportunities this acquisition creates.”

Prudential will retain its interest in all FlexGuard buffered annuity contracts and PALAC recently issued fixed and fixed indexed annuities through a reinsurance agreement with Fortitude Re and, subject to regulatory approvals, intends to offer those FlexGuard and other recent PALAC customers the option to replace the issuer of their contract with another Prudential subsidiary, with further details to be provided to applicable customers. Prudential will continue to sell new FlexGuard and other protected outcome solutions through additional existing subsidiaries.

“Prudential’s individual Annuities business in the U.S. remains an important component of our business mix and organic growth strategy,” said Prudential Executive Vice President and Head of U.S. Businesses Andy Sullivan. “Going forward, we will be better positioned to deliver new investment strategies like FlexGuard, which continues to achieve record success, and focus on creating the next generation of protected income solutions to help more Americans secure their financial future.”

The transaction, which is subject to regulatory approval and other customary closing conditions, is expected to close during the first half of 2022.

Upon closing, Prudential anticipates a reduction to pre-tax annual adjusted operating income of approximately $290 million. Proceeds from the transaction are expected to be used for general corporate purposes.

Debevoise & Plimpton LLP served as legal counsel to Fortitude Re. Sidley Austin LLP served as legal counsel to Prudential, and Goldman Sachs & Co. LLC served as exclusive financial advisor.

[1]	Total transaction value includes the purchase price for PALAC plus a capital release to Prudential and an expected tax benefit.

About Prudential Financial, Inc.

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with more than $1.5 trillion in assets under management as of June 30, 2021, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help to make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

About Fortitude Re

Fortitude Re is Bermuda’s largest multi-line composite reinsurer with unique competitive advantages and expertise to design bespoke transactional solutions for legacy Life & Annuity and P&C lines. Fortitude Re is an independent company backed by a consortium of sophisticated investor groups led by The Carlyle Group and T&D Insurance Group. Fortitude Re holds approximately $45 billion in invested assets as of June 30, 2021. For more information, visit www.fortitude-re.com. Follow Fortitude Re on LinkedIn.

PRUDENTIAL MEDIA CONTACT: Bill Launder, 973-802-8760, bill.launder@prudential.com

FORTITUDE RE MEDIA CONTACT: Lara Watson, 201-749-5066, lara.watson@fortitude-re.com

Prudential Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this release, such as those regarding the expected closing of the transaction and the receipt and use of the proceeds thereof, the company’s strategy with respect to the products it offers, the growth prospects and market sensitivity of its business, the expected impact of the transaction on the company’s head count, the expected tax benefit to Prudential resulting from the transaction and the expected reduction in pre-tax adjusted operating income as a result of the transaction constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential’s Annual Report on Form 10-K. Prudential does not undertake to update any particular forward-looking statement included in this document.

This press release includes a reference to adjusted operating income. Adjusted operating income is the measure used by Prudential to evaluate segment performance and to allocate resources. Due to the inherent difficulty in reliably quantifying future realized investment gains/losses and changes in asset and liability values given their unknown timing and potential significance, we cannot, without unreasonable effort, provide an estimate of expected lost income from continuing operations, which is the GAAP measure most comparable to adjusted operating income. More information about adjusted operating income can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in Prudential’s Annual Report on Form 10-K.

This press release does not constitute an offer of novation or exchange with respect to any insurance policies or contracts.

Annuities are issued by Pruco Life Insurance Company, located in Newark, NJ (main office), or by Prudential Annuities Life Assurance Corporation (except in NY) located in Shelton, CT (main office). Variable annuities are distributed by Prudential Annuities Distributors, Inc., Shelton, CT. All are Prudential Financial companies and each is solely responsible for its own financial condition and contractual obligations. Prudential Annuities is a business of Prudential Financial, Inc. For more information on FlexGuard, click here.

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